SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) November 4, 1999


                             JAWS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)



          7371                       98-0167013
(Commission File Number)  (IRS Employer Identification Number)



                           1013 17TH AVENUE SW T2T 0A7
                             CALGARY, ALBERTA CANADA
                    (Address of principal executive offices)

                                 (403) 508-5055
              (Registrant's telephone number, including area code)







ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS
--------------------------------------------------

     On November 4, 1999, JAWS Technologies, Inc., a Nevada corporation ("JAWS U.S.") entered into an agreement to acquire, through its wholly owned subsidiary, JAWS Technologies Inc., an Alberta corporation ("JAWS Canada"), all of the outstanding common shares of the capital stock of Offsite Data Services Ltd. ("Offsite"). The agreement also provides for the acquisition of all of the outstanding options and warrants of Offsite.

     The consideration to be paid to acquire Offsite is $0.60 for each share of Offsite and will be paid by the delivery to Offsite shareholders of Exchangeable Shares of JAWS Canada which may be exchanged, at each shareholders option, for shares of common stock of JAWS U.S. The deemed value of each share of JAWS U.S. will be $1.70 (one (1) Offsite share will be equal to 0.3524 JAWS U.S. common shares). The Exchangeable Shares will have the same voting rights, dividend entitlements and other attributes of the Shares of common stock of JAWS U.S. Holders of Offsite warrants will be offered warrants of JAWS Canada on substantially the same terms as the Offsite warrants except that the JAWS warrants will be exercisable into Exchangeable Shares. On a fully diluted basis, Offsite has approximately 16.8 million shares, including shares issuable on exercise of all warrants and options outstanding. The price per share was determined by a premium on Offsite's trading price on the Alberta Stock Exchange and consideration was further determined on an arms-length basis through negotiations between JAWS and the management and Board of Directors of Offsite. When determining the purchase price for Offsite, JAWS considered the value of all of the assets of Offsite including the future potential of integrating Offsite's product lines with JAWS' product lines. The offer by JAWS U.S. to acquire all of the outstanding shares, options and warrants of Offsite is subject to certain conditions being satisfied including the release of certain shares of Offsite from escrow and the entering into of lock-up agreements by certain shareholders of Offsite. Consummation of the transaction is also conditional upon the deposit of at least 90% of the outstanding shares of Offsite under the offer and the receipt of all necessary regulatory and government approvals. The offer is expected to expire on or about December 21, 1999. Documents relating to the transaction are expected to be sent to shareholders of Offsite on or before November 30, 1999.

     It is the intention of JAWS U.S. to acquire all remaining shares of Offsite not deposited under the offer pursuant to a subsequent acquisition transaction as soon as practicable after the completion of the offer.

     Prior to the transaction described above, there was no material relationship between the officers, directors and shareholders of Offsite and JAWS or any of its affiliates, directors, officers or any associate of any such directors or officers.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS
----------------------------------------------

   Financial  Statements

     (a)     Financial  Statements  of  business  acquired  (not  applicable).

     (b)     Pro  Forma  financial  information  (not  applicable).

   Exhibits

     Exhibit A - Pre-Acquisition Agreement among JAWS Technologies Inc. and Offsite Data Services Ltd(filed herewith).

     Exhibit  B  -  Press  Release  dated  November  4,  1999  (filed herewith).



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     JAWS  TECHNOLOGIES,  INC.



     By:/s/Robert  J.  Kubbernus
        ------------------------
              Robert  J.  Kubbernus,  President


Date:  November  15,  1999

                               Exhibit A - Page 37
                               Exhibit A - Page 1
                                    EXHIBIT A

                            PRE-ACQUISITION AGREEMENT
     THIS  AGREEMENT  made  as  of  the  2nd  day  of  November,  1999,
AMONG:
JAWS TECHNOLOGIES INC., a corporation duly incorporated under and governed by the laws of the Province of Alberta and having its head and principal office in the City of Calgary, in the Province of Alberta (hereafter referred to as "JAWS CANADA")
                                                              OF THE FIRST PART,
                                     - and -
JAWS TECHNOLOGIES INC., a corporation duly incorporated under and governed by the laws of the State of Nevada (hereafter referred to as "JAWS US")
                                                             OF THE SECOND PART,

(Jaws Canada and Jaws US are hereafter sometimes referred to together as "JAWS")

                                     - and -
OFFSITE DATA SERVICES LTD., a corporation duly incorporated under and governed by the laws of the Province of Alberta and having its head and principal office in the City of Calgary, in the Province of Alberta (hereafter referred to as "ODS")
                                                              OF THE THIRD PART.
     WHEREAS the Board of Directors of each of Jaws Canada, Jaws US and ODS have determined that it is in the best interests of their respective corporations and shareholders that Jaws and ODS combine their business interests with the result that there shall be one economic enterprise and that such combination be effected through an offer by Jaws Canada to purchase all of the outstanding shares of ODS;
AND WHEREAS the Board of Directors of ODS has determined to unanimously recommend acceptance of the Jaws Canada offer to the shareholders of ODS; AND WHEREAS the Board of Directors of ODS has determined that it would be in the best interests of ODS and its shareholders to enter into this Agreement; AND WHEREAS Jaws Canada is willing to make an offer subject to the terms and conditions of this Agreement.
     NOW THEREFORE IN CONSIDERATION OF the mutual covenants hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged), the parties hereto agree as follows:

INTERPRETATION
DEFINITIONS
     In this Agreement, unless there is something in the subject matter or context inconsistent therewith:
"A WARRANTS" means warrants issued pursuant to a Warrant Indenture dated November 25, 1998, each warrant entitling the holder thereof to acquire one ODS Share upon payment of $0.25 and which expire on December 15, 1999;
"B  WARRANTS"  means  warrants  issued  pursuant  to  a  Warrant Indenture dated
November 25, 1998, each warrant entitling the holder thereof to a acquire one ODS Share upon payment of $0.40 and which expire on March 15, 2000; "C WARRANTS" means warrants issued to Bob Mahood, each warrant entitling the holder thereof to acquire one ODS Share upon payment of $0.50 ($0.55 in some circumstances.)
"ACT" means the Business Corporations Act (Alberta) as the same has been and may hereafter from time to time be amended;
"AGREEMENT", "THIS AGREEMENT", "HEREIN", "HERETO", and "HEREOF" and similar expressions refer to this Agreement, as the same may be amended or supplemented from time to time and, where applicable, to the appropriate Schedules hereto; "ASE" means the Alberta Stock Exchange;
"BUSINESS DAY" means any day excepting a Saturday, Sunday or statutory holiday in Calgary, Alberta;
"DILUTED BASIS" means, with respect to the number of outstanding ODS Shares at any time, such number of outstanding ODS Shares calculated assuming that all outstanding options and other rights to purchase ODS Shares are exercised; "EFFECTIVE TIME" means the time that Jaws shall have acquired ownership of and paid for at least the Minimum Required Shares pursuant to the terms of the Offer;
"EXPIRY TIME" means the Initial Expiry Time unless the Offer has been extended, in which case it means the expiry time of the Offer as extended from time to time;
"IN WRITING" means written information including documents, files, records, books and other materials made available, delivered or produced to one party by or on behalf of the other party in the course of conducting its due diligence review in respect of such other party and its subsidiaries between October 29, 1999, being the date of the Confidentiality Agreement between ODS and Jaws, and the date of this Agreement;
"INITIAL EXPIRY TIME" means 6:00 p.m. (Calgary time) on the first Business Day which falls after the 21st day following the day of the mailing of the Offer Documents to the shareholders of ODS (where the first day of this period is the day immediately following the day of mailing);
"JAWS"  means  Jaws  US  and  Jaws  Canada  together;
"JAWS  CANADA"  means  Jaws  Technologies  Inc.,  the  party  of the first part;
"JAWS CANADA GOVERNING DOCUMENTS" means the Certificate and Articles of Incorporation and By-Laws of Jaws Canada and all amendments thereto;
"JAWS EXCHANGEABLE SHARE" means a share of Jaws Canada which shall be the economic equivalent of one share in the common stock of Jaws US; "JAWS US" means Jaws Technologies Inc., the party of the second part;
"JAWS US GOVERNING DOCUMENTS" means the Corporate Charter and Articles of Incorporation and By-laws of Jaws US and all amendments thereto;
"MATERIAL ADVERSE CHANGE" means any change (or any condition, event or development involving a prospective change) in the business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, concessions, rights, liabilities, prospects or privileges, whether contractual or otherwise, of a party or any of its subsidiaries which is materially adverse to the business of such party and its subsidiaries considered as a whole other than a change (i) which arises out of a matter that has been publicly disclosed or otherwise disclosed in writing to the other parties to this Agreement, (ii) resulting from conditions affecting the industry in which the parties hereto operate as a whole, or (iii) resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere;
"MARKET PRICE" means U.S.$1.70. The Market Price shall be converted to Canadian dollars using the exchange rate on the date hereof based on the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified by the Federal Reserve Bank of New York;
"MINIMUM  CONDITION"  means the condition set forth in paragraph (a) of Schedule
A;
"MINIMUM REQUIRED SHARES" means at least that number of the outstanding ODS Shares required pursuant to the Minimum Condition unless Jaws Canada shall have waived the Minimum Condition in which case "Minimum Required Shares" means that number of the outstanding ODS Shares which Jaws Canada takes up on the Take-up Date, provided that such number of ODS Shares shall be at least that number of ODS Shares tendered pursuant to the pre-tender agreements referred to in Section 2.2(b);
"ODS"  means  Offsite  Data  Services  Ltd.;
"ODS FOUNDERS" means Bob Mahood, Trent Johnsen, Michael Rowell and Greg Baldick; "ODS GOVERNING DOCUMENTS" means the Certificate and Articles of Incorporation and By-laws of ODS and all amendments thereto;
"ODS OPTIONS" means the outstanding options to acquire ODS Shares under the Stock Option Plan;
"ODS  SHARES"  means  common  shares  in  the  share  capital  of  ODS;
"OFFER"  has  the  meaning  set  forth  in  Section  2.1(b);
"OFFER  DOCUMENTS"  has  the  meaning  set  forth  in  Section  2.3(a);
"OFFICER OBLIGATIONS" means any obligations or liabilities of ODS or any subsidiary of ODS to pay any amount to its officers, directors, or employees, other than for salary, bonuses under their existing bonus arrangements and directors' fees in the ordinary course in each case in amounts consistent with historic practices and, without limiting the generality of the foregoing, Officer Obligations shall include the obligations of ODS or any of its subsidiaries to officers or employees for severance or termination payments on the change of control of ODS pursuant to any executive involuntary severance and termination agreements in the case of officers and pursuant to ODS' severance policy in the case of employees;
"RELATED PARTY TRANSACTION" means any agreement entered into by a corporation with an officer or director of the corporation except in the ordinary course of business or any transaction in which a debt or obligation is incurred by an officer or director of the corporation;
"SECOND STAGE TRANSACTION" has the meaning set forth in Section 4.1; "SECURITIES AUTHORITIES" means the appropriate securities commissions or similar regulatory authorities in Canada and each of the provinces and territories thereof and in the United States and each of the states thereof;
"SECURITIES  LAWS"  has  the  meaning  set  forth  in  Section  2.3(a);
"STOCK OPTION PLAN" means the stock option plan of ODS approved by the shareholders of ODS on January 21, 1998;
"SUBSIDIARY"  has  the  meaning  set  forth  in  the  Act;
"SUPERIOR TAKE-OVER PROPOSAL" means any bona fide written Take-over Proposal which, in the opinion of ODS' Board of Directors after consultation with its financial advisors, constitutes a commercially feasible transaction for which adequate financial arrangements have been made and which could be carried out within a time frame that is reasonable in the circumstances and, if consummated, would be superior to the Offer from a financial point of view to ODS and to ODS' shareholders;
"TAKE-OVER PROPOSAL" means, in respect of ODS or its subsidiaries or their assets, any proposals or offers regarding any take-over bid, merger, consolidation, amalgamation, arrangement, sale of a material amount of assets, sale of treasury shares (other than pursuant to options under the Stock Option
Plan)  or  other  business  combination  or  similar  transaction;  and
"TAKE-UP DATE" means the date that Jaws Canada first takes up and acquires ODS Shares pursuant to the Offer;
SINGULAR,  PLURAL,  ETC.
     Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders. DEEMED CURRENCY
     In the absence of a specific designation of any currency any undescribed dollar amount herein shall be deemed to refer to Canadian dollars. HEADINGS, ETC.
     The division of this Agreement into Articles and Sections, the provision of a table of contents hereto and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made.
DATE  FOR  ANY  ACTION
     In the event that any date on which any action is required to be taken hereunder by any of the parties hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.
GOVERNING  LAW
     This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. ATTORNMENT
     The parties hereby irrevocably and unconditionally consent to and submit to the courts of the Province of Alberta for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of Alberta and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.
INCORPORATION  OF  SCHEDULES
     Schedules  A  to  E  attached  hereto  and  described  below shall, for all purposes  hereof,  form  an  integral  part  of  this  Agreement.
     Schedule  A          Conditions  to  the  Offer
Schedule  B          Form  of  Pre-tender  Agreement
     Schedule  C          Form  of  Joint  Press  Release
Schedule  D          Conditions  in  Favour  of  ODS


THE  OFFER
THE  OFFER
Jaws shall mail before 11:59 p.m. (Calgary time) on November 30, 1999, an offer (the "Offer", which term shall include any amendments to, or extensions of, such Offer, including, without limitation, increasing the consideration, removing or waiving any condition or extending the date by which ODS Shares may be tendered) to purchase all of the outstanding ODS Shares for a price of $0.88 for each ODS Share with the consideration to be paid by the delivery to ODS shareholders of Jaws Exchangeable Shares. Jaws Canada will pay for each ODS Share that number of Jaws Exchangeable Shares equal to $0.88 divided by the Market Price of one share of Jaws US common stock. The Offer shall be made in accordance with Securities Laws and be subject only to the conditions set forth in Schedule A hereto. The Offer shall be prepared in the English language and, if necessary, the French language, and in accordance with Securities Laws. Jaws shall provide ODS with a draft copy of the Offer Documents prior to mailing for its review and comment. In connection with the Offer, Jaws Canada will purchase the outstanding warrants of ODS in exchange for warrants of Jaws Canada which shall contain substantially the same terms and conditions as the warrants of ODS except that they will be exercisable for Jaws Exchangeable Shares.
The Offer shall expire on the Initial Expiry Time, except that the Offer may be extended, subject to Section 2.1(c), if the conditions thereto set forth in Schedule A are not satisfied on the date and time at which the Offer expires and if Jaws Canada determines, acting reasonably, that there is a reasonable prospect that the conditions of the Offer may be satisfied prior to the Expiry Time.
Subject to the satisfaction or waiver of the conditions set forth in Schedule A hereto, Jaws Canada shall, as soon as is practicable in the circumstances and in any event within the time periods required by law, accept for payment and pay for all ODS Shares validly tendered (and not properly withdrawn) pursuant to the Offer. Jaws Canada shall use all commercially reasonable efforts to consummate the Offer, subject to the terms and conditions thereof.
Notwithstanding the foregoing, if any of the conditions set out in paragraph [(B)] of Schedule A has not been satisfied or waived on the Initial Expiry Time, Jaws agrees to extend the Offer for such period of time, not to exceed 60 days following the Initial Expiry Time, as is necessary to satisfy or fulfill such condition, but only if Jaws has made a bona fide determination, acting reasonably, that there is a reasonable prospect that such condition may be satisfied within such 60 day period.
It  is  agreed  that  Jaws  Canada  may,  in  its  sole  discretion:
waive any term or condition of the Offer for its benefit provided that if Jaws Canada takes up and pays for any ODS Shares it shall acquire not less than the Minimum Required Shares; and amend any term or condition of the Offer, provided that Jaws shall not change the number of ODS Shares for which the Offer is made, decrease or change the form of the consideration to be paid for each ODS Share, amend the Offer or modify the conditions to the Offer in a manner that is, in the opinion of ODS, acting reasonably, adverse to the holders of ODS Shares.
Jaws Canada agrees to provide ODS with not less than two days prior written notice of any waiver or amendment of any term or condition of the Offer. Jaws Canada will instruct the depositary under the Offer to advise ODS from time to time, not less frequently than every two Business Days until the day immediately prior to the Expiry Time and thereafter on an hourly basis, if requested by ODS and in such manner as ODS may reasonably request, as to the number of ODS Shares that have been tendered (and not withdrawn) under the Offer.
Jaws Canada's obligation to make the Offer as set forth in Section 2.1(a) is subject to the following conditions being satisfied or waived by Jaws Canada:
Release  of  ODS  Shares  from  Escrow
The ASE shall have provided its approval to the tendering to the Offer of all of the ODS Shares held by the ODS Founders, pursuant to the pre-tender agreements referred to in Section 2.2(b) no later than November 26, 1999; Pre-tender Agreements each of the ODS Founders shall have entered into the pre-tender agreements referred to in Section 2.2(b) no later than November 26, 1999;
Escrow  Agreements  with  Jaws  Canada
each of the ODS Founders shall have entered into an escrow agreement with Jaws Canada no later than November 26, 1999 in a form satisfactory to Jaws Canada pursuant to which each of the ODS Founders shall agree not to sell, assign, convey or otherwise dispose of or exchange for shares of US common stock (A) 45% of the Jaws Exchangeable Shares issued to them in connection with the Offer until after the first anniversary of the Effective Time and (B) 45% of the Jaws Exchangeable Shares issued to them in connection with the Offer until after the second anniversary of the Effective Time;
Outstanding  ODS  Options
each and every holder of ODS Options shall have agreed no later than November 14, 1999 to amend the terms of the ODS Options so that such ODS Options are exercisable for Jaws Exchangeable Shares rather than ODS Shares and any documentation relating thereto shall be in a form satisfactory to Jaws, but shall provide that the options for Keith Smith and Ben Dulley expire no less than one year from the Effective Time; and ODS Employment Agreements each and every employee of ODS who is a party to an employment agreement with ODS shall have agreed no later than November 14, 1999 to waive any provisions contained in such employment agreement relating to termination thereof upon the occurrence of a change of control of ODS and such waivers shall be in a form satisfactory to Jaws.
ODS  DIRECTORS'  CIRCULAR
ODS hereby consents to the Offer as set forth in Section 2.1 and confirms that its Board of Directors (other than the ODS Founders who intend to abstain from voting) has unanimously approved the Offer and this Agreement and has resolved to unanimously recommend acceptance of the Offer by the holders of ODS Shares, subject to Sections 2.2(c) and (e), provided that the Offer is not amended except in accordance with the terms of this Agreement. ODS shall prepare and mail at the same time as Jaws Canada mails the Offer, in the English language, and, if necessary, the French language, a directors' circular prepared in accordance with Securities Laws. The directors' circular will set forth (among other things) the recommendation of the Board of Directors of ODS as described above. ODS shall provide Jaws with a draft copy of the directors' circular prior to mailing for their review and comment.
The Board of Directors of ODS has been advised that each of the ODS Founders intends to tender his ODS Shares under the Offer and, in furtherance thereof, to execute and deliver to Jaws a pre-tender agreement in the form or substantially in the form of the agreement attached hereto as Schedule B. The directors' circular shall reflect the execution and delivery of such pre-tender agreements and the intention of the ODS Founders to tender their ODS Shares pursuant to the Offer.
Notwithstanding Section 2.2(a), in the event that, prior to the expiry of the Offer, a Superior Take-over Proposal is offered or made to the holders of ODS Shares or ODS, the Board of Directors of ODS may withdraw, modify or change any recommendation regarding the Offer if, in the opinion of the Board of Directors acting in good faith after written advice from outside counsel (confirmation of which shall be immediately delivered to Jaws), the failure to so withdraw, modify or change any recommendation regarding the Offer would be inconsistent with the performance by the directors of ODS of their fiduciary duties under applicable law. ODS shall as soon as possible but in any event prior to 10:00 a.m. (Calgary time) on the day following receipt of any Take-over Proposal, advise orally and in writing that a Take-over Proposal has been offered or made to the Board of Directors of ODS or to ODS (which notice in writing must identify the party proposing such transaction and the terms and conditions thereof, which must include a copy of the terms and conditions of any written form of Take-over Proposal and which must provide an undertaking to provide to Jaws any further documents relating to the terms or conditions thereof delivered to the Board of Directors of ODS or to ODS by the offeror). If the Board of Directors of ODS believes that the Take-over Proposal constitutes a Superior Take-over Proposal, ODS shall give Jaws at least four Business Days advance notice of any action to be taken by the Board of Directors of ODS to withdraw, modify or change any recommendation regarding the Offer or to enter into an agreement to implement the Superior Take-over Proposal. Such notice shall provide to Jaws Canada the right during such four Business Days to advise the Board of Directors of ODS that it will immediately announce and as soon as possible in the circumstances amend its Offer to provide that the holders of ODS Shares shall receive a value per ODS Share equal to or having a value greater than the value per ODS Share provided in the Superior Take-over Proposal. If Jaws Canada so advises the Board of Directors prior to the expiry of such four Business Days period, the Board of Directors of ODS shall not withdraw, modify or change any recommendation with respect to the Offer, as so amended, or take any action to approve or implement the Superior Take-over Proposal.
The Board of Directors of ODS may withdraw, modify or change any recommendation with respect to the Offer:
as permitted under Section 2.2(c); or in the event that the conditions set forth in Schedule D hereto are not satisfied or waived at the applicable time by ODS in its discretion acting reasonably;
in the event that there has been a misrepresentation, breach or non-performance by Jaws of any representation, warranty or covenant contained in this Agreement provided that any misrepresentation, breach or non-performance would have or would be reasonably likely to have a material adverse effect on Jaws and provided further that Jaws has been given notice thereof and not less than 10 days to cure any such misrepresentation, breach or non-performance; or
(iv) in the event that on or before November 5, 1999 written notice is given to Jaws that searches of the public record in the State of Nevada have disclosed litigation or liabilities (contingent or otherwise) that in the reasonable opinion of the ODS directors is material.
For purposes of this Section 2.2(d), "material adverse effect" means any event, change or effect that is or would reasonably be expected to be materially adverse to the financial condition, operations, assets, liabilities or business of Jaws and its subsidiaries considered as a whole other than a change (A) which arises out of a matter that has been publicly disclosed or otherwise disclosed in writing to ODS, (B) resulting from changes in general economic conditions or conditions generally affecting the industry in which Jaws operates, or (C) resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere.

Notwithstanding Section 2.2(a), the obligation of the Board of Directors of ODS to unanimously recommend acceptance of the Offer by the holders of ODS Shares is subject to the receipt by the Board of Directors of ODS of a fairness opinion from its financial advisers in a form reasonably satisfactory to the Board of Directors of ODS.
OFFER  DOCUMENTS
Within the time periods required by law, Jaws Canada shall file or cause to be filed with the appropriate Securities Authorities an Offer to Purchase and Take-over Circular and the related Letter of Transmittal and Notice of Guaranteed Delivery pursuant to which the Offer will be made (collectively, the "Offer Documents"). The Offer Documents, when filed with Securities Authorities and when mailed to holders of ODS Shares, shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Act and any applicable Canadian provincial securities laws, United States securities laws, the "blue sky" or securities laws of the states of the United States and any other applicable law (collectively, the "Securities Laws").
ODS agrees to provide such reasonable assistance as Jaws or its agents may reasonably request in connection with communicating the Offer and any amendments and supplements thereto to the holders of the ODS Shares and to such other persons as are entitled to receive the Offer under Securities Laws, including providing lists of the shareholders of ODS and of the holders of ODS Options and other securities convertible into or exchangeable for ODS Shares (to the extent known by ODS) and mailing labels with respect to all such holders of securities as soon as possible after the date of this Agreement but in any event no later than the close of business in Calgary on November 15, 1999 and updates or supplements thereto from time to time as may be requested by Jaws.

PUBLICITY  AND  SOLICITATION
PUBLICITY
Each of Jaws and ODS shall receive the prior consent, not to be unreasonably withheld, of the other parties prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue any press release or other written statement to the press or any third party with respect to this Agreement or the transactions contemplated hereby. Jaws and ODS shall not issue any such press release or make any such public statement prior to such consent, except upon the advice of counsel that such action is required by applicable law or by obligations pursuant to any listing agreement with a stock exchange and only after using its best efforts to consult the other party taking into account the time constraints to which it is subject as a result of such law or obligation.
ODS and Jaws agree that the press release attached hereto as Schedule C shall be issued immediately following the execution of this Agreement.

TRANSACTIONS  FOLLOWING  COMPLETION  OF  THE  OFFER
SECOND  STAGE  TRANSACTION
     If Jaws Canada takes up and pays for ODS Shares pursuant to the terms of the Offer, and thereby acquires at least the Minimum Required Shares, Jaws Canada agrees to use all commercially reasonable efforts to acquire, and ODS agrees to use all commercially reasonable efforts to assist Jaws Canada in acquiring, the balance of the ODS Shares as soon as practicable and in any event within a period of six months following the Take-up Date by way of a statutory arrangement, amalgamation, merger, reorganization, consolidation, recapitalization or other type of acquisition transaction or transactions ("Second Stage Transaction") carried out for a consideration per ODS Share not less than the consideration paid pursuant to the Offer. Nothing herein shall be construed to prevent Jaws from acquiring, directly or indirectly, additional ODS Shares in the open market or in privately negotiated transactions, in accordance with Securities Laws (including by way of compulsory acquisition) following completion of the Offer.
INFORMATION  CIRCULAR,  ETC.
     Without limiting Section 4.1, ODS agrees that if Jaws Canada is required to effect a Second Stage Transaction which requires approval of ODS' shareholders in a meeting of ODS' shareholders, ODS shall take all action necessary in accordance with the Securities Laws, other applicable Canadian laws, the ODS Governing Documents and the requirements of the ASE or any other regulatory authority having jurisdiction to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the action proposed by Jaws Canada. In the event of such a meeting or meetings, ODS shall use all commercially reasonable efforts to mail to its shareholders an Information Circular with respect to the meeting of ODS' shareholders. The term "Information Circular" shall mean such proxy or other required informational statement or circular, as the case may be, and all related materials at the time required to be mailed to ODS' shareholders and all amendments or supplements thereto, if any. Jaws and ODS each shall use all commercially reasonable efforts to obtain and furnish the information required to be included in any Information Circular. The information provided and to be provided by Jaws and ODS for use in the Information Circular, on both the date the Information Circular is first mailed to ODS' shareholders and on the date any such meeting is held, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Jaws and ODS each agree to correct promptly any such information provided by it for use in any Information Circular which shall have become false or misleading.

REPRESENTATIONS  AND  WARRANTIES  OF  ODS
     As of the date hereof, ODS hereby represents and warrants to Jaws as follows and acknowledges that Jaws is relying upon these representations and warranties in connection with the entering into of this Agreement:
ORGANIZATION  AND  QUALIFICATION
     ODS is a corporation duly incorporated and organized and validly subsisting under the laws of the Province of Alberta and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of ODS' subsidiaries is a corporation duly incorporated and organized and validly subsisting under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. ODS and each of its subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a material adverse effect on ODS and its subsidiaries taken as a whole.
AUTHORITY  RELATIVE  TO  THIS  AGREEMENT
     ODS has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by ODS' Board of Directors, and no other corporate proceedings on the part of ODS are necessary to authorize this Agreement (except for obtaining shareholder approval in respect of any Second Stage Transaction) and the transactions contemplated hereby. This Agreement has been duly executed and delivered by ODS and constitutes the legal, valid and binding obligation of ODS enforceable against ODS in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.
NO  VIOLATIONS
Except as previously disclosed in writing to Jaws, neither the execution and delivery of this Agreement by ODS, the consummation of the transactions contemplated hereby nor compliance by ODS with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ODS or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the ODS Governing Documents or (y) any material note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which ODS or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which ODS or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 5.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to ODS or any of its subsidiaries (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any material adverse effect on the business, operations or financial condition of ODS and its subsidiaries taken as a whole or on the ability of ODS to consummate the transactions contemplated hereby). Except as previously disclosed in writing to Jaws, other than in connection with or in compliance with the provisions of Securities Laws, the rules of the ASE, the United States Securities Exchange Act of 1934, as amended, and state securities or "blue-sky" laws of the states of the United States, as amended,
(i) there is no legal impediment to ODS' consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by ODS in connection with the making or the consummation of the Offer, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of ODS to consummate the transactions contemplated hereby.
CAPITALIZATION
     As of the date hereof, the authorized share capital of ODS consists of an unlimited number of common shares, Class A shares, preferred shares, Special A shares and Special B shares. As of the date hereof, 12,565,528 ODS Shares are issued and outstanding. No other shares are issued and outstanding. As of the date hereof, 1,040,584 ODS Shares are issuable pursuant to the exercise of outstanding ODS Options granted under the Stock Option Plan. As of the date hereof, ODS has 928,976 A Warrants, 1,803,250 B Warrants and 500,000 C Warrants issued and outstanding. Except as set forth above, there are no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by ODS of any shares of ODS (including the ODS Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of ODS (including the ODS Shares), nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of ODS. All outstanding ODS Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and all ODS Shares issuable upon exercise of outstanding stock options in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights.
NO  MATERIAL  ADVERSE  CHANGE
     Since December 31, 1998, there has not been any Material Adverse Change. NO UNDISCLOSED MATERIAL LIABILITIES
     Except (a) as disclosed or reflected in the consolidated internal interim unaudited financial statements of ODS as at June 30, 1999 previously delivered to Jaws, and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice, (ii) pursuant to the terms of this Agreement, or (iii) as disclosed in writing to Jaws, neither ODS nor any of its subsidiaries has incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of ODS and its subsidiaries) that have constituted or would be reasonably likely to constitute a Material Adverse Change.
IMPAIRMENT
     The making of the Offer will not result in Material Adverse Change. OFFICER OBLIGATIONS
     The Officer Obligations do not exceed an aggregate of $435,000. BROKERAGE FEES
     ODS has not retained nor will it retain any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any transaction presently ongoing or contemplated, except that PricewaterhouseCoopers LLP and Evans & Evans Inc. have been retained as ODS' financial advisors in connection with certain matters including the transactions contemplated hereby. ODS has delivered to Jaws a true and complete copy of its agreement with PricewaterhouseCoopers LLP and Evans & Evans Inc.
CONDUCT  OF  BUSINESS
     Since June 30, 1999 neither ODS nor any of its subsidiaries has taken any action that would be in violation of Section 8.1 if such provision had been in effect since such date, other than violations which would not have any material adverse effect on the business, operations or financial condition of ODS and its subsidiaries considered as a whole or would materially affect ODS' ability to consummate the transactions contemplated hereby.
REPORTS
ODS has heretofore delivered to Jaws true and complete copies of (i) ODS' 1999 Annual Information Form, Information Circular relating to ODS' 1999 annual and meeting of shareholders and 1998 Annual Report to shareholders and (ii) all prospectuses or other offering documents used by ODS in the offering of its securities or filed with Securities Authorities and (iii) the audited financial statements of ODS dated June 30, 1999. As of their respective dates, such form, statements, prospectuses and other offering documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with all applicable requirements of law. The audited financial statements and unaudited interim financial statements of ODS and its consolidated subsidiaries publicly issued by ODS or included or incorporated by reference in such form, statements, prospectuses and other offering documents were prepared in accordance with generally accepted accounting principles in Canada (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of ODS' independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and changes in financial position of ODS and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).
ODS will deliver to Jaws as soon as they become available true and complete copies of any report or statement filed by it with Securities Authorities subsequent to the date hereof. As of their respective dates, such reports and statements (excluding any information therein provided by Jaws, as to which ODS makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The consolidated financial statements of ODS issued by ODS or to be included in such reports and statements (excluding any information therein provided by Jaws, as to which ODS makes no representation) will be prepared in accordance with generally accepted accounting principles in Canada (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of ODS' independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements) and will present fairly the consolidated financial position, results of operations and changes in financial position of ODS as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments). SUBSIDIARIES
     All of ODS' subsidiaries are wholly-owned by ODS and the shares of such subsidiaries are beneficially owned, directly or indirectly, with valid and marketable title thereto, free and clear of any and all liens, charges, security interests, adverse claims, encumbrances and demands of any nature or kind whatsoever.

BOOKS  AND  RECORDS
     The minute books and other similar records of ODS as made available to Jaws US prior to the execution of this Agreement contain a true and complete record in all material respects of all action taken at such meetings and by such written consents and resolutions in lieu of meetings of the stockholders, directors and directors committees of ODS. ODS does not have any of its books and records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means which are not under the exclusive and direct ownership and control of ODS.

LEGAL  PROCEEDINGS
     There are no demands, claims, actions or proceedings of any kind taken, pending or, to the knowledge of ODS, threatened against, relating to or affecting ODS or any of its assets which: (i) could reasonably be expected to result in any order or judgment restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement; or (ii) if determined adversely against ODS could reasonably be expected to result in (A) any injunction or other equitable relief against ODS that would interfere in any material respect with its business or operations, or
(B) any damages or other losses by ODS that individually or in the aggregate would exceed $5,000.

INTELLECTUAL  PROPERTY  RIGHTS
     ODS owns or licenses all intellectual property used in its business and has all right, title and interest in such intellectual property or a valid and binding rights under written contract or license to use such intellectual property. ODS is not infringing on any intellectual property of any other person, no claim is pending or has been made that has not been resolved.

Y2K
     All intellectual property owned by or licensed to ODS are able to accurately process and store date data (including, but not limited to, calculating, comparing displaying, recording and sequencing operations involving date/time data) during, from, into and between the year 1999 and 2000, including leap year calculations.

DISCLOSURE
     All material facts relating to the assets, business and conditions of ODS have been disclosed to Jaws US in or in connection with this Agreement. No representation or warranty contained in this Agreement and no fact or statement contained in any certificate, list or other writing furnished to Jaws US pursuant to any provision of this Agreement (including without limitation the June 30, 1999 financial statements of ODS) contains any untrue statement or material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


REPRESENTATIONS  AND  WARRANTIES  OF  JAWS  CANADA
     As of the date hereof, Jaws Canada hereby represents and warrants to ODS as follows and acknowledges that ODS is relying upon these representations and warranties in connection with the entering into of this Agreement:
ORGANIZATION  AND  QUALIFICATION
     Jaws Canada is a corporation duly incorporated and organized and validly subsisting under the and has the requisite corporate power and authority to carry on its business as it is now being conducted. Jaws Canada is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a material adverse effect on Jaws Canada. Jaws Canada does not have any subsidiaries.
AUTHORITY  RELATIVE  TO  THIS  AGREEMENT
     Jaws Canada has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Jaws Canada's Board of Directors, and no other corporate proceedings on the part of Jaws Canada are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Jaws Canada and constitutes the legal, valid and binding obligation of Jaws Canada enforceable against Jaws Canada in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. NO VIOLATIONS
Except as previously disclosed in writing to ODS, neither the execution and delivery of this Agreement by Jaws Canada, the consummation of the transactions contemplated hereby nor compliance by Jaws Canada with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Jaws Canada under, any of the terms, conditions or provisions of (x) the Jaws Canada Governing Documents or (y) any material note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Jaws Canada is a party or to which any of its properties or assets, may be subject or by which Jaws Canada is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 6.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Jaws Canada (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any material adverse effect on the business, operations or financial condition of Jaws Canada or on the ability of Jaws Canada to consummate the transactions contemplated hereby).
Except as previously disclosed in writing to ODS, other than in connection with or in compliance with the provisions of Securities Laws, the United States Securities Exchange Act of 1934, as amended, and state securities or "blue-sky" laws of the states of the United States, as amended, (i) there is no legal impediment to Jaws Canada's consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by Jaws Canada in connection with the making or the consummation of the Offer, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of Jaws Canada to consummate the transactions contemplated hereby.
CAPITALIZATION
     As of the date hereof, the authorized share capital of Jaws Canada consists of an unlimited number of Class "A", "B", "C", "D" and "E" common shares and an unlimited number of Class "F", "G" and "H" preferred shares. As of the date hereof, 1,000 Class "A" common shares are issued and outstanding and all of such shares are owned beneficially and of record by Jaws US. No other shares are issued and outstanding. There are no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Jaws Canada of any shares of Jaws Canada or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of Jaws Canada, nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of Jaws Canada. All outstanding Jaws Canada shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights.
NO  MATERIAL  ADVERSE  CHANGE
     Since December 31, 1998, there has not been any Material Adverse Change. NO UNDISCLOSED MATERIAL LIABILITIES
     Except (a) as disclosed or reflected in the consolidated internal interim unaudited financial statements of Jaws Canada as at June 30, 1999 previously delivered to ODS, and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice, (ii) pursuant to the terms of this Agreement, or (iii) as disclosed in writing to ODS, Jaws Canada has not incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Jaws Canada) that have constituted or would be reasonably likely to constitute a Material Adverse Change.
IMPAIRMENT
     The making of the Offer will not result in a Material Adverse Change. BROKERAGE FEES
     Jaws Canada has not retained nor will it retain any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any transaction presently ongoing or contemplated.
CONDUCT  OF  BUSINESS
     Since June 30, 1999 Jaws Canada has not taken any action that would be in violation of Section 9.1 if such provision had been in effect since such date, other than violations which would not have any material adverse effect on the business, operations or financial condition of Jaws Canada or would materially affect Jaws Canada's ability to consummate the transactions contemplated hereby. BOOKS AND RECORDS
     The minute books and other similar records of Jaws Canada as made available to ODS prior to the execution of this Agreement contain a true and complete record in all material respects of all action taken at such meetings and by such written consents and resolutions in lieu of meetings of the stockholders, directors and directors committees of Jaws Canada. Jaws Canada does not have any of its books and records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means which are not under the exclusive and direct ownership and control of Jaws Canada.

LEGAL  PROCEEDINGS
     There are no demands, claims, actions or proceedings of any kind taken, pending or, to the knowledge of Jaws Canada, threatened against, relating to or affecting Jaws Canada or any of its assets which: (i) could reasonably be expected to result in any order or judgment restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement; or (ii) if determined adversely against Jaws Canada could reasonably be expected to result in (A) any injunction or other equitable relief against Jaws Canada that would interfere in any material respect with its business or operations, or (B) any damages or other losses by Jaws Canada that individually or in the aggregate would exceed $5,000.

INTELLECTUAL  PROPERTY  RIGHTS
     Jaws Canada owns or licenses all intellectual property used in its business and has all right, title and interest in such intellectual property or a valid and binding rights under written contract or license to use such intellectual property. Jaws Canada owns and has the exclusive right to use the variable bit length encryption algorithym known as the L5 encryption technology and all applications and variants thereof including without limitation the products known as Jaws L5 desktop, Jaws L5 Memo and Jaws Xmail and all patents, applications for patents, copyrights and other intellectual property rights related thereto (collectively, the "L5 Encryption Technology"); except as disclosed by Jaws Canada in regards to Alberta Court of Queen's Bench action no. 9901-08241, no person has made or threatened to make any claim that would be adverse to Jaws Canada's exclusive ownership of the L5 Encryption Technology or Jaws Canada's exclusive right to use the L5 Encryption Technology; all registrations with and applications to all governmental and regulatory authorities in respect of the L5 Encryption Technology are valid and in full force and effect and are not subject to the taking of any actions by Jaws Canada to maintain their validity and effectiveness; and except as claimed by Jaws Canada in Alberta Court of Queen's Bench action no. 9901-08241, no person is infringing on the L5 Encryption Technology. Jaws Canada is not infringing on any intellectual property of any other person and no claim is pending or has been made that has not been resolved.

Y2K
     All intellectual property owned by or licensed to Jaws Canada are able to accurately process and store date data (including, but not limited to, calculating, comparing displaying, recording and sequencing operations involving date/time data) during, from, into and between the year 1999 and 2000, including leap year calculations.

DISCLOSURE
     All material facts relating to the assets, business and conditions of Jaws Canada have been disclosed to ODS in or in connection with this Agreement. No representation or warranty contained in this Agreement and no fact or statement contained in any certificate, list or other writing furnished to ODS pursuant to any provision of this Agreement contains any untrue statement or material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


REPRESENTATIONS  AND  WARRANTIES  OF  JAWS  US
     As of the date hereof, Jaws US hereby represents and warrants to ODS as follows and acknowledges that ODS is relying upon these representations and warranties in connection with the entering into of this Agreement:
ORGANIZATION  AND  QUALIFICATION
     Jaws US is a corporation duly incorporated and organized and validly subsisting under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of Jaws US' subsidiaries is a corporation duly incorporated and organized and validly subsisting under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Jaws US and each of its subsidiaries is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a material adverse effect on Jaws US and its subsidiaries taken as a whole.
AUTHORITY  RELATIVE  TO  THIS  AGREEMENT
     Jaws US has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Jaws US' Board of Directors, and no other corporate proceedings on the part of Jaws US are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Jaws US and constitutes the legal, valid and binding obligation of Jaws US enforceable against Jaws US in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.
NO  VIOLATIONS
Except as previously disclosed in writing to ODS, neither the execution and delivery of this Agreement by Jaws US, the consummation of the transactions contemplated hereby nor compliance by Jaws US with any of the provisions hereof will: (i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in a creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Jaws US or any of its subsidiaries under, any of the terms, conditions or provisions of (x) the Jaws US Governing Documents or (y) any material note, bond, mortgage, indenture, loan agreement, deed of trust, agreement, lien, contract or other instrument or obligation to which Jaws US or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Jaws US or any of its subsidiaries is bound; or (ii) subject to compliance with the statutes and regulations referred to in Section 7.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Jaws US or any of its subsidiaries (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations which, or any consents, approvals or notices which if not given or received, would not have any material adverse effect on the business, operations or financial condition of Jaws US and its subsidiaries taken as a whole or on the ability of Jaws US to consummate the transactions contemplated hereby).
Except as previously disclosed in writing to ODS other than in connection with or in compliance with the provisions of Securities Laws, the rules of the NASD, the United States Securities Exchange Act of 1934, as amended, and state securities or "blue-sky" laws of the states of the United States, as amended,
(i) there is no legal impediment to Jaws US' consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary by Jaws US in connection with the making or the consummation of the Offer, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have a material adverse effect on the ability of Jaws US to consummate the transactions contemplated hereby.
CAPITALIZATION
     As of the date hereof, the authorized share capital of Jaws US consists of 95,000,000 shares of common stock, with a par value of U.S. $0.001 per share and 5,000,000 shares of preferred stock, with a par value of U.S. $0.001 per share. As of the date hereof, 13,485,949 shares of common stock are issued and outstanding and no other shares are issued and outstanding. As of the date hereof, no greater than 2,450,000 shares of common stock of Jaws US are issuable pursuant to the exercise of outstanding Jaws US options granted under its stock option plan. As of the date hereof, there are 5,133,847 shares of common stock issuable upon the exercise of outstanding warrants. Additional shares of common stock of Jaws US are issuable pursuant to the Thomson Kernaghan financing under the debenture acquisition agreement dated September 25, 1998 and the debenture amendment agreement dated April 27, 1999. An additional 400,000 shares of common stock of Jaws US are issuable pursuant to the stock for stock agreement dated February 10, 1998. Except as set forth above, there are no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Jaws US of any shares of Jaws US or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of Jaws US, nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of Jaws US. All outstanding Jaws US shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and all Jaws US shares issuable upon exercise of outstanding stock options in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights. NO MATERIAL ADVERSE CHANGE
     Since November 1, 1999 being the date that the Form 10-SB Registration Statement of Jaws US was accepted by the United States Securities and Exchange Commission, there has not been any Material Adverse Change.
NO  UNDISCLOSED  MATERIAL  LIABILITIES
     Except (a) as disclosed or reflected in the consolidated internal interim unaudited financial statements of Jaws US as at June 30, 1999 previously delivered to ODS, and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice, (ii) pursuant to the terms of this Agreement, or (iii) as disclosed in writing to ODS, neither Jaws US nor any of its subsidiaries has incurred any liabilities of any nature, whether accrued, contingent or otherwise (or which would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Jaws US and its subsidiaries) that have constituted or would be reasonably likely to constitute a Material Adverse Change.
IMPAIRMENT
     The making of the Offer will not result in Material Adverse Change. BROKERAGE FEES
     Jaws US has not retained nor will it retain any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any transaction presently ongoing or contemplated.
CONDUCT  OF  BUSINESS
     Since June 30, 1999 neither Jaws US nor any of its subsidiaries has taken any action that would be in violation of Section 9.1 if such provision had been in effect since such date, other than violations which would not have any material adverse effect on the business, operations or financial condition of Jaws US and its subsidiaries considered as a whole or would materially affect Jaws' ability to consummate the transactions contemplated hereby.
REPORTS
Jaws US has heretofore delivered to ODS true and complete copies of (i) Form 10-SB Registration Statement of Jaws US accepted by United States Securities and Exchange Commission November 1, 1999, (ii) the debenture acquisition agreement dated September 25, 1998 and the debenture amendment agreement dated April 27, 1999 relating to the Thomson Kernaghan financing, (iii) all prospectuses or other offering documents used by Jaws US in the offering of its securities or filed with Securities Authorities, and (iv) the consolidated internal interim unaudited financial statements of Jaws US dated June 30, 1999. As of their respective dates, such form, statements, prospectuses and other offering documents (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with all applicable requirements of law. The audited financial statements and unaudited interim financial statements of Jaws US and its consolidated subsidiaries publicly issued by Jaws were prepared in accordance with generally accepted accounting principles in the United States (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Jaws US' independent accountants or
(ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and changes in financial position of Jaws US and its consolidated subsidiaries as of the dates thereof and for the period indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments). Jaws US will deliver to ODS as soon as they become available true and complete copies of any report or statement filed by it with Securities Authorities subsequent to the date hereof. As of their respective dates, such reports and statements (excluding any information therein provided by ODS, as to which Jaws US makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The consolidated financial statements of Jaws US issued by Jaws US or to be included in such reports and statements (excluding any information therein provided by ODS, as to which Jaws US makes no representation) will be prepared in accordance with generally accepted accounting principles in the United States (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Jaws US' independent accounts or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements) and will present fairly the consolidated financial position, results of operations and changes in financial position of Jaws US as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).
SUBSIDIARIES
     All of Jaws US' subsidiaries are wholly-owned by Jaws US and all shares of such subsidiaries are beneficially owned, directly or indirectly, with valid and marketable title thereto, free and clear of any and all liens, charges, security interests, adverse claims, encumbrances and demands of any nature or kind whatsoever.
BOOKS  AND  RECORDS
     The minute books and other similar records of Jaws US as made available to ODS prior to the execution of this Agreement contain a true and complete record in all material respects of all action taken at such meetings and by such written consents and resolutions in lieu of meetings of the stockholders, directors and directors committees of Jaws US. Jaws US does not have any of its books and records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means which are not under the exclusive and direct ownership and control of Jaws US.

LEGAL  PROCEEDINGS
     There are no demands, claims, actions or proceedings of any kind taken, pending or, to the knowledge of Jaws US, threatened against, relating to or affecting Jaws US or any of its assets which: (i) could reasonably be expected to result in any order or judgment restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement; or (ii) if determined adversely against Jaws US could reasonably be expected to result in (A) any injunction or other equitable relief against Jaws US that would interfere in any material respect with its business or operations, or (B) any damages or other losses by Jaws US that individually or in the aggregate would exceed $5,000.

INTELLECTUAL  PROPERTY  RIGHTS
     Jaws US owns or licenses all intellectual property used in its business and has all right, title and interest in such intellectual property or a valid and binding rights under written contract or license to use such intellectual property. Jaws US is not infringing on any intellectual property of any other person, no claim is pending or has been made that has not been resolved.

Y2K
     All intellectual property owned by or licensed to Jaws US are able to accurately process and store date data (including, but not limited to, calculating, comparing displaying, recording and sequencing operations involving date/time data) during, from, into and between the year 1999 and 2000, including leap year calculations.

DISCLOSURE
     All material facts relating to the assets, business and conditions of Jaws US have been disclosed to ODS in or in connection with this Agreement. No representation or warranty contained in this Agreement and no fact or statement contained in any certificate, list or other writing furnished to ODS pursuant to any provision of this Agreement (including without limitation the June 30, 1999 financial statements of Jaws US) contains any untrue statement or material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

PACE  ACQUISITION
     There are no material liabilities, contingent or otherwise, in relation to Pace Systems Group Inc. or its acquisition by Jaws US that are not disclosed in the share purchase agreement between the parties provided to ODS.



CONDUCT  OF  BUSINESS  OF  ODS
CONDUCT  OF  BUSINESS  BY  ODS
     ODS covenants and agrees that, during the period from the date of this Agreement until either: (i) the time of the next annual meeting of shareholders of ODS at which directors are to be elected; or (ii) this Agreement is terminated by its terms, unless Jaws shall otherwise agree in writing, except as required by law or in connection with a Take-over Proposal or as otherwise expressly permitted or specifically contemplated by this Agreement:
the business of ODS and its subsidiaries shall be conducted only in, and ODS and its subsidiaries shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and ODS shall use all commercially reasonable efforts to maintain and preserve its business organization, assets, employees and advantageous business relationships; ODS shall not directly or indirectly do or permit to occur any of the following:
(i) amend the ODS Governing Documents; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares owned by any person; (iii) issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of ODS or its subsidiaries, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of ODS or its subsidiaries, other than ODS Shares issuable pursuant to the terms of the ODS Options; (iv) redeem, purchase or otherwise acquire any of its outstanding shares or other securities; (v) split, combine or reclassify any of its shares; (vi) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of ODS; or (vii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as permitted above;
neither ODS nor any of its subsidiaries shall directly or indirectly do any of the following other than pursuant to commitments entered into prior to the date of this Agreement: (i) sell, pledge, dispose of or encumber any assets except in the ordinary course of business for a consideration not in excess of $25,000 in aggregate; (ii) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or, except for investments in securities made in the ordinary course of business, make any investment either by purchase of shares or securities, contributions of capital (other than to subsidiaries), property transfer, or, except in the ordinary course of business, purchase of any property or assets of any other individual or entity, in each case having a value in excess of $25,000; (iii) incur any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances, in each case in excess of $25,000, except in the ordinary course of business; (iv) except for the Officer Obligations or amounts less than $25,000 pay, discharge or satisfy any material claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in its financial statements or incurred in the ordinary course of business consistent with past practice; (v) authorize, recommend or propose any release or relinquishment of any material contract right other than in the ordinary course of business consistent with past practice; (vi) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract, production sharing agreement, government land concession or other document, other than in the ordinary course of business consistent with past practice; (vii) enter into any interest rate swaps, currency swaps or any other rate fixing agreement for a financial transaction or enter into any call arrangement of any sort or any forward sale agreement for commodities, other than in the ordinary course of business consistent with past practice; or (viii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing.
neither ODS nor any of its subsidiaries shall create any new Officer Obligations and, except for payment of the existing Officer Obligations, neither ODS nor any of its subsidiaries shall grant to any officer or director an increase in compensation in any form, grant any general salary increase other than in accordance with the requirements of any existing collective bargaining or union contracts, grant to any other employee any increase in compensation in any form other than routine increases in the ordinary course of business consistent with past practices, make any loan to any officer or director, or take any action with respect to the grant of any severance or termination pay arising from the Offer or a change of control of ODS or the entering into of any employment agreement with, any senior officer or director, or with respect to any increase of benefits payable under its current severance or termination pay policies; and neither ODS nor any of its subsidiaries shall adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangements for the benefit of employees, except as is necessary to comply with the law or with respect to existing provisions of any such plans, programs, arrangements or agreements.

CONDUCT  OF  BUSINESS  OF  JAWS
CONDUCT  OF  BUSINESS  BY  JAWS
     Each of Jaws Canada and Jaws US covenants and agrees that, during the period from the date of this Agreement until either: (i) the time of the next annual meeting of shareholders of Jaws US at which directors are to be elected; or (ii) this Agreement is terminated by its terms, unless ODS shall otherwise agree in writing, except as required by law or as otherwise expressly permitted or specifically contemplated by this Agreement:
the business of Jaws and their subsidiaries shall be conducted only in, and Jaws and their subsidiaries shall not take any action except in, the usual and ordinary course of business and consistent with past practice, and Jaws shall use all commercially reasonable efforts to maintain and preserve their business organization, assets, employees and advantageous business relationships; Jaws shall not directly or indirectly do or permit to occur any of the following: (i) amend the Jaws Canada or Jaws US Governing Documents; (ii) declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares owned by any person; (iii) issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares of Jaws or their subsidiaries, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of Jaws Canada or Jaws US or their subsidiaries, other than shares issuable pursuant to the terms of presently issued and outstanding options; (iv) redeem, purchase or otherwise acquire any of their outstanding shares or other securities; (v) split, combine or reclassify any of their shares; (vi) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of Jaws; or (vii) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as permitted above;
neither Jaws nor any of their subsidiaries shall directly or indirectly do any of the following other than pursuant to commitments entered into prior to the date of this Agreement: (i) sell, pledge, dispose of or encumber any assets except in the ordinary course of business for a consideration not in excess of $1,000,000 in aggregate; (ii) except for the acquisition of Pace Systems Group Inc., acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or, except for investments in securities made in the ordinary course of business, make any investment either by purchase of shares or securities, contributions of capital (other than to subsidiaries), property transfer, or, except in the ordinary course of business, purchase of any property or assets of any other individual or entity, in each case having a value in excess of $1,000,000; (iii) incur any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances, in each case in excess of $1,000,000, except in the ordinary course of business; (iv) except for the amounts less than $1,000,000 pay, discharge or satisfy any material claims, liabilities or obligations other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in its financial statements or incurred in the ordinary course of business consistent with past practice; (v) authorize, recommend or propose any release or relinquishment of any material contract right other than in the ordinary course of business consistent with past practice; (vi) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing material license, lease, contract, production sharing agreement, government land concession or other document, other than in the ordinary course of business consistent with past practice; (vii) enter into any interest rate swaps, currency swaps or any other rate fixing agreement for a financial transaction or enter into any call arrangement of any sort or any forward sale agreement for commodities, other than in the ordinary course of business consistent with past practice; or (viii) authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing; and neither Jaws nor any of their subsidiaries shall enter into any Related Party Transactions except in the ordinary course of business consistent with past practices.

COVENANTS  OF  ODS
NOTICE  OF  MATERIAL  CHANGE
From the date hereof until the termination of this Agreement, ODS shall promptly notify Jaws in writing of:
any material change (actual, anticipated, contemplated or, to the knowledge of ODS, threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of ODS and its subsidiaries considered as a whole; or any change in any representation or warranty set forth in Article 5 which change is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect.
ODS shall in good faith discuss with Jaws any change in circumstances (actual, anticipated, contemplated or, to the knowledge of ODS, threatened, financial or otherwise) which is of such a nature that there may be a reasonable question as to whether notice need to be given to Jaws pursuant to this section. NO SOLICITATION
ODS shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted before the date of this Agreement with respect to any Take-over Proposal. ODS shall immediately request the return or destruction of all information provided to any third parties who have entered into a confidentiality agreement with ODS relating to a potential Take-Over Proposal and shall use all reasonable efforts to ensure that such requests are honored. ODS agrees not to release any third party from any confidentiality or standstill obligation set forth in any agreement to which ODS and such third party are parties except for the standstill obligation in connection with a Superior Take-over Proposal by such third party. Neither ODS nor any of its subsidiaries, or any of their respective directors, officers, employees, agents, financial advisors, counsel or other representatives shall, directly or indirectly, (i) solicit, initiate or knowingly encourage the initiation or continuation of any inquiries, discussions, negotiations, proposals or offers from any corporation, person or other entity or group (other than Jaws and its subsidiaries and their respective directors, officers, employees, agents, financial advisors, counsel or other representatives) in respect of any matter or thing which is inconsistent with the successful completion of the Offer and the merger of Jaws and ODS, including any Take-over Proposal or (ii) provide any confidential information to, participate in any discussions or negotiations relating to any Take-over Proposal with, or otherwise cooperate with or assist or participate in any effort to consider, review or initiate a Take-over Proposal by, any corporation, person or other entity or group; provided, however, that ODS shall not be bound by the foregoing restrictions in this Section 10.2(b) in respect of any proposal or offer in writing received by ODS from another party, which offer was not solicited by ODS or any of its subsidiaries or, of any of their respective directors, officers, employees, agents, financial advisors, counsel or other representatives after the date hereof, which the Board of Directors of ODS believes is reasonably likely to become a Superior Take-over Proposal and at any such time that ODS or its Board of Directors starts to provide any confidential information in accordance with this proviso, ODS shall so notify Jaws of any such provision of confidential information and provided further that the provision of any such confidential information shall be on terms and conditions no more favorable to such other party than those contained in the confidentiality agreement dated October 29, 1999 between Jaws and ODS. ODS BOARD OF DIRECTORS
The Board of Directors of ODS immediately following the acquisition by Jaws of more than 50% of the outstanding ODS Shares pursuant to the Offer shall be reconstituted through resignations of all existing ODS directors and the appointment of Jaws nominees in their stead. ODS shall, in accordance with the foregoing and subject to the provisions of the Act, assist Jaws to secure the resignations of all ODS directors to be effective at such time as may be required by Jaws and to use its best efforts to cause the election of the Jaws nominees to fill the vacancies so created in order to effect the foregoing without the necessity of a shareholder meeting.

COVENANTS  OF  JAWS
NOTICE  OF  MATERIAL  CHANGE
From the date hereof until the termination of this Agreement, Jaws shall promptly notify ODS in writing of:
any material change (actual, anticipated, contemplated or, to the knowledge of Jaws, threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Jaws and its subsidiaries considered as a whole; or any change in any representation or warranty set forth in Article 6 or 7 which change is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect.
Jaws shall in good faith discuss with ODS any change in circumstances (actual, anticipated, contemplated or, to the knowledge of Jaws, threatened, financial or otherwise) which is of such a nature that there may be a reasonable question as to whether notice need to be given to ODS pursuant to this section. EMPLOYMENT AGREEMENTS
Jaws covenants and agrees, and after the Effective Time will cause ODS and any successor to ODS to agree, to honour and comply with the terms of those existing executive termination and severance agreements, plans or policies of ODS and its subsidiaries which ODS has disclosed to Jaws in writing prior to the date hereof.
STRUCTURE  OF  TRANSACTION
Jaws shall cooperate with ODS in structuring the acquisition by Jaws of ODS in a tax efficient manner, including without limitation, by completing to the satisfaction of ODS, acting reasonably, the reorganization of the share capital of Jaws Canada to create the Jaws Exchangeable Shares and such other transactions or arrangements between Jaws Canada and Jaws US required in a typical cross-border share exchange transaction.
REGISTRATION  RIGHTS
No later than one year from the Effective Time, Jaws shall, at its own expense, file with the U.S. Securities Exchange Commission a registration statement on Form S-3 or Form S-1 (or any successor form thereto) registering each share in the common stock of Jaws US issuable or issued upon exchange of the Jaws Exchangeable Shares for a public offering in the United States of such shares by such holders. Jaws shall make all commercially reasonable efforts to cause any such registration statement to be declared effective as soon as possible after being filed and to remain effective for a period of not less than two years. Jaws shall cause such shares to be qualified under applicable "blue sky" or other state securities laws in such jurisdictions as the holders reasonably request.
At any time and from time to time subsequent to the date the registration statement referred to in Section 11.4(a) is no longer required to be maintained as effective and upon the demand of holders of Jaws Exchangeable Shares and common stock issued on exchange of the Jaws Exchangeable Shares equal to not less than 10% of the Jaws Exchangeable Shares then outstanding, Jaws shall, at its expense, file a registration statement under the United States Securities Act of 1933, as amended, and make all commercially reasonable efforts to cause such registration statement to become effective as soon as possible and take all other steps necessary to effect the registration and qualification (including, without limitation, qualification under applicable blue sky or other state securities laws in such jurisdictions as the holders reasonably request) so requested and as would permit or facilitate the sale and distribution of all common shares then issued or issuable under the Exchangeable Shares. Jaws shall use its best efforts to cause any such registration statement to be declared effective as soon as possible after being filed and to remain effective until the earlier of (i) 90 days or (ii) until the distribution under such registration statement is completed. No more than three demands may be made pursuant to this Section 11.4(b).
VOTING  ARRANGEMENTS  FOR  JAWS  EXCHANGEABLE  SHARES
Immediately following the Effective Time, Jaws US shall issue to and deposit with a trustee one share of special voting stock of Jaws US to be thereafter held of record by such trustee as trustee for and on behalf of, and for the use and benefit of, the holders of Jaws Exchangeable Shares. For purposes of the foregoing and to establish a procedure whereby voting rights in Jaws US shall be exercisable by holders from time to time of Jaws Exchangeable Shares by and through such trustee, Jaws US agrees to enter into a voting and exchange trust agreement with such trustee immediately following the Effective Time in a form consistent with a typical exchangeable share transaction.
The voting and exchange trust agreement will also provide that the trustee will send to the holders of the Jaws Exchangeable Shares the notice of each meeting at which the Jaws US shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which such holders may instruct the trustee to exercise the votes attaching to the special voting stock, at the same time as Jaws US sends such notice and materials to the Jaws US shareholders. The trustee will also be required to send to the holders of Jaws Exchangeable Shares copies of all information statements, interim and annual financial statements, reports and other materials sent by Jaws US to the Jaws US shareholders at the same time as such materials are sent to the Jaws US shareholders. To the extent such materials are provided to the trustee by Jaws US, the Trustee will also be required to send to the holders of Jaws Exchangeable Shares all material sent by third parties to Jaws US shareholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to Jaws US shareholders. SUPPORT AGREEMENT
Immediately following the Effective Time, Jaws US and Jaws Canada will enter into a support agreement in a form consistent with a typical exchangeable share transaction. Under the support agreement Jaws US will agree among other things that so long as any Jaws Exchangeable Shares are outstanding:
it will not declare or pay dividends on the Jaws US common stock unless Jaws Canada is able to and simultaneously pays an equivalent dividend on the Jaws Exchangeable Shares;
it will cause Jaws Canada to declare and pay an equivalent dividend on the Jaws Exchangeable Shares simultaneously with Jaws US's declaration and payment of dividends on the Jaws US common stock;
it will advise Jaws Canada in advance of the declaration of any dividend on the Jaws US common stock and ensure that the declaration date, record date and payment date for dividends on the Jaws Exchangeable Shares are the same as that for the Jaws US common stock;
it will ensure that the record date for any dividend declared on Jaws US common stock is not less than 10 Business Days after the declaration date for such dividends;
it will take all actions and do all things necessary to ensure that Jaws Canada is able to provide to the holders of the Jaws Exchangeable Shares the equivalent number of shares of Jaws US common stock in the event of a liquidation, dissolution or winding-up of Jaws Canada or any other distribution of the assets of Jaws Canada for the purpose of winding-up its affairs, a retraction request by a holder of Jaws Exchangeable Shares or a redemption of Jaws Exchangeable Shares; and it will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of Jaws Canada.
The support agreement will contain a representation, warranty and covenant of Jaws US that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Jaws US common stock as is equal to the sum of the number of Jaws Exchangeable Shares issued and outstanding from time to time and the number of Jaws Exchangeable Shares issuable upon the exercise of all rights to acquire Jaws Exchangeable Shares outstanding from time to time. The support agreement will also provide that, upon notice of any event which requires Jaws Canada to cause to be delivered shares of Jaws US common stock to any holder of Jaws Exchangeable Shares, Jaws US shall forthwith issue and deliver the requisite shares of Jaws US common stock to or to the order of the former holder of the surrendered Jaws Exchangeable Shares as Jaws Canada shall direct. All such shares of Jaws US common stock will be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.
The support agreement will also provide that Jaws US shall not distribute additional shares of Jaws US common stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of Jaws US common stock, nor change the Jaws US common stock nor effect any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the Jaws US common stock, unless the same or an equivalent distribution or change in the Jaws Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously. Furthermore, the support agreement will provide that for a specified period of time following the Effective Time and provided there remain outstanding Jaws Exchangeable Shares not owned by Jaws US or any entity controlled by Jaws US, Jaws US will remain the beneficial owner, directly or indirectly, of all outstanding shares of Jaws Canada. Jaws US will also agree not to exercise any voting rights attached to the Jaws Exchangeable Shares owned by it or any entity controlled by it on any matter considered at meetings of holders of Jaws Exchangeable Shares.
LISTING  OF  JAWS  EXCHANGEABLE  SHARES
     Jaws shall use its reasonable commercial efforts to cause the Jaws Exchangeable Shares to be listed on the ASE as soon as practicable or, in the event that a listing on the ASE is not available, on another recognized Canadian stock exchange.

CERTAIN  REGULATORY  MATTERS
     Prior to the Effective Time, Jaws shall apply to Securities Authorities for such rulings or orders as may be required under applicable Securities Laws which shall provide exemptions from registration and prospectus requirements to permit, among other things:

the issuance of the Jaws Exchangeable Shares to holders of ODS Shares; the issuance of Jaws US common stock to holders of Jaws Exchangeable Shares upon the exchange thereof; and the resale of the Jaws Exchangeable Shares and Jaws US common stock issued to holders of Jaws Exchangeable Shares upon the exchange thereof without restriction by a shareholder other than a "control person" provided that, among other things, no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof.
ELECTION  FORMS
     Holders of ODS Shares who are residents of Canada for purposes of the Income Tax Act (Canada) and who receive Jaws Exchangeable Shares pursuant to the Offer shall be entitled to make an income tax election pursuant to subsection 85(1) of the Income Tax Act (Canada) with respect to the transfer of their ODS Shares to Jaws Canada by providing two signed copies of the necessary election forms to Jaws Canada within 90 days following the Effective Time, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the Income Tax Act (Canada), Jaws Canada agrees to sign the election forms and return the election forms to holders of ODS Shares for filing with Revenue Canada, Customs, Excise and Taxation.


MUTUAL  COVENANTS
OTHER  FILINGS
Jaws and ODS shall, as promptly as practicable hereafter, prepare and file any filings required under any Securities Law, the rules of the ASE and the NASD, the United States Securities Exchange Act of 1934, as amended, state securities or "blue-sky" laws of the states of the United States, as amended, or any other applicable law relating to the transactions contemplated herein. ADDITIONAL AGREEMENTS
Subject to the terms and conditions herein provided and to fiduciary obligations under applicable law, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts or agreements (including, without limitation, the agreement of any persons as may be required pursuant to any agreement, arrangement or understanding relating to ODS' operations), (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, provincial or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and other filings and submissions of information requested by governmental authorities and (vi) to fulfill all conditions and satisfy all provisions of this Agreement and the Offer. For purposes of the foregoing, the obligation to use "commercially reasonable efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a materially adverse modification of the terms of such documents or to prepay or incur additional material obligations to such other parties.
ACCESS  TO  INFORMATION
Subject to the existing Confidentiality Agreement between ODS and Jaws dated October 29, 1999, upon reasonable notice, each party shall (and shall cause each of its subsidiaries to) afford to the other party's officers, employees, counsel, accountants and other authorized representatives and advisers reasonable access, during normal business hours and at such other time or times as such other party may reasonably request from the date hereof and until the expiration of this Agreement, to its properties, books, contracts and records as well as to its management personnel.

TERMINATION,  AMENDMENT  AND  WAIVER
TERMINATION
This Agreement may be terminated by written notice given to the other parties hereto, at any time prior to completion of the transactions contemplated hereby: by mutual written consent of ODS and Jaws;
by either Jaws or ODS if Jaws Canada shall not have taken up and paid for the Minimum Required Shares under the Offer on or before the times required by this Agreement, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform the obligations under this Agreement required to be performed by it;
by either Jaws or ODS if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 13.1(c) shall have used all commercially reasonable efforts to remove such order, decree, ruling or injunction;
by either Jaws or ODS, if the Offer terminates or expires at the Expiry Time, without Jaws Canada taking up and paying for any ODS Shares on account of the failure of any condition specified in Schedule A which has not been waived by Jaws Canada, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform the obligations under this Agreement required to be performed by it;
by either Jaws or ODS, if there has been a misrepresentation, breach or non-performance by the other party of any representation, warranty or covenant contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the party seeking to terminate, provided the breaching party has been given notice of and three days to cure any such misrepresentation, breach or non-performance;
by ODS or Jaws if ODS enters into an agreement providing for a Superior Take-over Proposal;
by ODS if the Take-up Date has not occurred within 60 days of the Initial Expiry Time; or by Jaws if there has been a misrepresentation, breach or non-performance by an ODS shareholder of any representation, warranty or covenant contained in the pre-tender agreement referred to in Section 2.2(b), which would have or would be reasonably likely to have a material adverse effect on Jaws, provided that such shareholders shall have been given notice of and three days to cure any such misrepresentation, breach or non-performance.
EFFECT  OF  TERMINATION
In the event of the termination of this Agreement as provided in Section 13.1, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of Jaws or ODS hereunder except as set forth in
Section 14.4, which provision shall survive the termination of this Agreement. Nothing herein shall relieve either party from liability for any breach of this Agreement.
AMENDMENT
This  Agreement  may  be amended by mutual agreement between the parties hereto.
This Agreement may not be amended except by an instrument in writing signed by the appropriate officers on behalf of each of the parties hereto. WAIVER
Each of Jaws and ODS may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive compliance with any of the other's agreements or the fulfillment of any conditions to its own obligations contained herein or (iii) waive inaccuracies in any of the other's representations or warranties contained herein or in any document delivered by the other party hereto; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

GENERAL  PROVISIONS
NOTICES
All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by cable, telegram, telecopier or telex or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):
if  to  Jaws:
     Jaws  Technologies  Inc.
1013  -  17th  Avenue  SW
Calgary,  Alberta
T2T  OA7

     Attention:     Mr.  Riaz  Mamdani
Telecopy  No.:     (403)  508-5058
     with  a  copy  to:
     Bennett  Jones
4500  Bankers  Hall  East
855  -  2nd  Street  SW
Calgary,  Alberta
     T2P  4K7
Attention:     Mr.  Jim  Smeltzer
Telecopy  No.:     (403)  265-7219
if  to  ODS:
     Offsite  Data  Services  Ltd.
#2330,  140  -  4th  Avenue  SW
Calgary,  Alberta
T2P  3N3

Attention:     Mr.  Trent  Johnsen

Telecopy  No.:     (403)  216-6314
with  a  copy  to:
     Tingle  &  Associates
1250  Standard  Life  Building
639  -  5th  Avenue  SW
Calgary,  Alberta
T2P  OM9

     Attention:     Mr.  Bryce  C.  Tingle
Telecopy  No.:     (403)  571-8008
MISCELLANEOUS
This Agreement (i) except for the Confidentiality Agreement dated October 29, 1999 between the parties hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto shall be entitled to rely upon delivery of an executed facsimile copy of the Agreement, and such facsimile copy shall be legally effective to create a valid and binding agreement among the parties hereto. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Province of Alberta having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
ASSIGNMENT
Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.
EXPENSES
All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, whether or not the Offer is consummated, provided that Jaws agrees to pay ODS' out of pocket expenses for professional fees to a minimum of $15,000 if Jaws has misrepresented any of the matters referred to in Article 6 or
Article  7.

SEVERABILITY
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

COUNTERPART  EXECUTION
This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
JAWS  TECHNOLOGIES  INC.
(THE  ALBERTA  CORPORATION)


Per:
     Name
     Title

Per:
     Name
     Title
     -----

JAWS  TECHNOLOGIES  INC.
(THE  U.S.  CORPORATION)


Per:
     Name
     Title

Per:
     Name
     Title
     -----

OFFSITE  DATA  SERVICES  LTD.


Per:
     Name
     Title

Per:
     Name
     Title
     -----

                               Exhibit A - Page 32
                                   SCHEDULE A
                             CONDITIONS TO THE OFFER
                             -----------------------
     The capitalized terms used in this Schedule A have the meanings set forth in the attached Pre-Acquisition Agreement dated November 2, 1999 (the "Agreement") between Jaws and ODS, except that the term "Offeror" shall be deemed to refer to Jaws Canada.
Notwithstanding any other provision of the Offer, but subject to the provisions of the Agreement, the Offeror reserves the right to withdraw or terminate the Offer and not take up and pay for, or to extend the period of time during which the Offer is open and postpone taking up and paying for, any ODS Shares deposited under the Offer unless all of the following conditions are satisfied or waived by the Offeror:
     at the Expiry Time, and at the time the Offeror first takes up and pays for ODS Shares under the Offer, there shall have been validly deposited under the Offer and not withdrawn at least 90% of the outstanding ODS Shares (calculated on a diluted basis) and 90% of the outstanding warrants of ODS, other than ODS Shares held at the date of the Offer by or on behalf of the Offeror, or its affiliates or associates (as each of such terms is defined in the Act);
     all other requisite regulatory approvals and consents (including, without limitation, those of any stock exchanges or other securities or regulatory authorities) shall have been obtained on terms and conditions satisfactory to the Offeror, acting reasonably, and all applicable statutory or regulatory waiting periods shall have expired or been terminated;
     (i) no act, action, suit, proceeding, objection or opposition shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or by any private person in Canada or elsewhere, whether or not having the force of law, and (ii) no law, regulation or policy (including applicable tax laws and regulations in those jurisdictions in which ODS or any of its subsidiaries carries on business) shall have been proposed, enacted, promulgated, amended or applied, which in either case, in the judgment of the Offeror acting reasonably:
     has the effect or may have the effect to cease trade, enjoin, prohibit or impose material limitations, damages or conditions on the purchase by, or the sale to, the Offeror of the ODS Shares or the right of the Offeror to own or exercise full rights of ownership of the ODS Shares;
     has had, or if the Offer was consummated would result in, a Material Adverse Change or, in the case of (ii) above, would have a material adverse effect on the Offeror;
     has a material adverse effect on the completion of any compulsory acquisition or any amalgamation, statutory arrangement or other transaction involving the Offeror and/or an affiliate of the Offeror and ODS and/or the holders of ODS Shares for the purposes of ODS becoming, directly or indirectly, a wholly-owned subsidiary of the Offeror or affecting an amalgamation or merger of ODS' business and assets with or into the Offeror and/or an affiliate of the Offeror (a "Subsequent Acquisition Transaction");
     there shall not exist any prohibition at law against the Offeror making the Offer or taking up and paying for all of the ODS Shares under the Offer or completing any compulsory acquisition or Subsequent Acquisition Transaction in respect of any ODS Shares not acquired under the Offer;
     the Offeror shall have determined in its sole judgment acting reasonably that ODS has not taken or proposed to take any action that would be a Material Adverse Change; and
     in the sole judgment of the Offeror, acting reasonably, (i) ODS shall not have breached, or failed to comply with, in any material respect, any of its covenants or other obligations under the Agreement, and (ii) all representations and warranties of ODS contained in the Agreement shall have been true and correct in all material respects as of the date of the Agreement and shall not have ceased to be true and correct in any material respect thereafter; provided that any misrepresentation, breach and non-performance would have, or would be reasonably likely to have, a material adverse effect on the Offeror and provided further that ODS has been given notice of and 3 days to cure any such misrepresentation, breach or non-performance.

                               Exhibit A - Page 34
                                   SCHEDULE B
                          FORM OF PRE-TENDER AGREEMENT
                          ----------------------------

November  ,  1999
Dear  Sir:
     RE: OFFER BY JAWS TECHNOLOGIES INC. ("JAWS") TO PURCHASE ALL OF THE OFFSITE DATA SERVICES LTD. SHARES
Reference is made to the Pre-Acquisition Agreement dated November 2, 1999 (the "Pre-Acquisition Agreement") between Jaws and ODS pursuant to which Jaws has agreed to make an offer to purchase all of the issued and outstanding ODS Shares. All capitalized terms referred to herein shall have the meanings attributed thereto in the Pre-Acquisition Agreement.
We understand that you (the "Shareholder") beneficially own, directly or indirectly, or exercise control or direction over, the number of ODS Shares set forth in your acceptance at the end of this letter agreement. Any references in this letter agreement to ODS Shares owned by the Shareholder shall mean such number of ODS Shares.
     Covenants  of  Controlling  Shareholder
     ---------------------------------------
     By the acceptance of this letter agreement, the Shareholder hereby agrees, subject to the terms of paragraph 5 hereof, from the date hereof until the completion of the Offer:
     not to sell, assign, convey or otherwise dispose of any of the ODS Shares owned by such Shareholder and, if the Shareholder is a corporation, not to permit any affiliate of such Shareholder to sell, assign, convey or otherwise dispose of any of the shares of the Shareholder owned by it;
     unconditionally  and  irrevocably  to  accept  the  Offer  made  by Jaws by depositing the ODS Shares presently owned or hereafter acquired by such Shareholder immediately following the mailing of the Offer and in accordance with the terms and conditions of the Offer;
not to exercise any statutory or other rights of withdrawal with respect to any ODS Shares owned by such Shareholder once deposited pursuant to the Offer unless this letter agreement is terminated prior to Jaws Canada taking up the ODS Shares under the Offer; and
not to exercise any shareholder rights or remedies available at common law or pursuant to the Business Corporations Act (Alberta) or applicable securities legislation to delay, hinder, upset or challenge the Offer.
     Covenants  of  Jaws
     -------------------
     Jaws Canada shall make the Offer in accordance with the terms and conditions of the Pre-Acquisition Agreement and shall comply with the provisions of Article 2 thereof in respect of the Offer. Jaws shall not amend Article 2 of the Pre-Acquisition Agreement without the consent of the Shareholder.
     Jaws Canada shall, subject to the satisfaction or waiver of the conditions set forth in the Offer, take up and pay for all of the ODS Shares owned by the Shareholder deposited pursuant to the Offer, all in accordance with the terms and conditions of the Offer and the provisions of the Pre-Acquisition Agreement.
     Representations
     ---------------
     The Controlling Shareholder hereby represents and warrants to Jaws Canada as follows:
     the ODS Shares are beneficially owned by such Shareholder with valid and marketable title thereto, free and clear of any and all liens, charges, security interests, adverse claims, encumbrances and demands of any nature or kind whatsoever;
     no person, firm or corporation has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the ODS Shares or any interest therein or right thereto, except pursuant to this letter agreement;
     if it is a corporation, the Shareholder is a valid and subsisting corporation with all necessary corporate power and authority to execute and deliver this letter agreement and to perform its obligations hereunder; and
     this letter agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable in accordance with its terms.
     Expenses
     --------
     Jaws Canada and the Shareholder agree to pay their own respective expenses incurred in connection with this letter agreement.
     Termination
     -----------
     It is understood and agreed that the respective rights and obligations hereunder of Jaws and the Shareholder shall cease and this letter agreement shall terminate in the event that the Pre-Acquisition Agreement is terminated pursuant to Article 13 thereof other than pursuant to Section 13.1(h) thereof. In the event of such termination of this letter agreement the Shareholder may withdraw all of the ODS Shares deposited in accordance with the terms and conditions of the Offer, this letter agreement shall forthwith be of no further force and effect and there shall be no liability on the part of either the Shareholder or Jaws Canada, except to the extent that either such party is in default of its obligations herein contained.
     No  Solicitation
     ----------------
     The Shareholder shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted before the date of this letter agreement with respect to any Take-over Proposal.
     The Shareholder shall not, directly or indirectly, (a) solicit, initiate or knowingly encourage the initiation or continuation of any inquiries, discussions, negotiations, proposals or offers from any corporation, person or other entity or group (other than Jaws and its subsidiaries and their respective directors, officers, employees, agents, financial advisors, counsel or other representatives) in respect of any matter or thing which is inconsistent with the successful completion of the Offer and the merger of Jaws and ODS, including any Take-over Proposal or (b) provide any confidential information to, participate in any discussions or negotiations relating to any Take-over Proposal with, or otherwise cooperate with or assist or participate in any effort to consider, review or initiate a Take-over Proposal by, any corporation, person or other entity or group.
     Amendment
     ---------
     Except as expressly set forth herein, this letter agreement constitutes the whole of the agreement between the parties and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
     Assignment
     ----------
     No party to this letter agreement may assign any of its rights or obligations under this letter agreement without the prior written consent of the other party.
     Disclosure
     ----------
     Prior to first public disclosure of the existence and terms and conditions of this letter, none of the parties hereto shall disclose the existence of this letter agreement, or any details hereof, to any person other than ODS, its directors and officers, without the prior written consent of the other parties hereto, except to the extent required by law. The existence and terms and conditions of this letter agreement may be disclosed by Jaws and ODS in the press release issued in connection with the execution of the Pre-Acquisition Agreement and the Offer Documents and the Directors Circular prepared by ODS.
     Enurement
     ---------
     This letter agreement will be binding upon and enure to the benefit of Jaws, the Shareholder and their respective executors, administrators, successors and permitted assigns.
     Applicable  Law
     ---------------
     This letter agreement shall be governed and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

     Counterparts
     ------------
     This letter agreement may be signed in counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of such counterparts may be effected by means of telecopier.
     Yours  truly,

JAWS  TECHNOLOGIES  INC.
(THE  ALBERTA  CORPORATION)


Per:

Per:



                                   ACCEPTANCE
                                   ----------
     The foregoing is hereby accepted as of and with effect from the day of November, 1999 and the undersigned hereby represents that the undersigned beneficially owns, directly or indirectly, or exercises control or direction over Offsite Data Services Ltd. Shares.

                               Exhibit A - Page 38
                                   SCHEDULE C
                           FORM OF JOINT PRESS RELEASE
                           ---------------------------

                               Exhibit G - Page 3
                               Exhibit A - Page 39
                                   SCHEDULE D
                           CONDITIONS IN FAVOUR OF ODS
                           ---------------------------
     The capitalized terms used in this Schedule D have the meanings set forth in the attached Pre-Acquisition Agreement dated November 2, 1999 (the "Agreement") between Jaws and ODS, except that the term "Offeror" shall be deemed to refer to Jaws Canada.
Notwithstanding any other provision of the Agreement, the Board of Directors of ODS reserves the right to withdraw, modify or amend its recommendation with respect to the Offer unless all of the following conditions are satisfied or waived by ODS prior to the Expiry Time:
(a) all requisite regulatory approvals and consents (including, without limitation, those of any stock exchanges or other securities or regulatory authorities) shall have been obtained and all applicable statutory or regulatory waiting periods shall have expired or been terminated and no objection or opposition shall have been filed, initiated or made during any applicable statutory or regulatory period; and
(i) no order shall have been issued by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commissions, and no law shall have been enacted;
which has the effect or may have the effect of cease trading, enjoining or prohibiting the purchase by, or the sale to, the Offeror of the ODS Shares.

                               Exhibit B - Page 1
                                    EXHIBIT B

JAWS  TECHNOLOGIES  INC.  ANNOUNCES  AGREEMENT
TO  ACQUIRE  OFFSITE  DATA  SERVICES  LTD.

JAWS  TO  LAUNCH  INTERNET  DATA  VAULT  DIVISION

CALGARY, Canada, November 4, 1999 - JAWS Technologies Inc. (JAWZ: OTC-BB) ("JAWS U.S.") announced today that it has entered into an agreement to acquire, through its wholly-owned subsidiary, an Alberta corporation also named JAWS Technologies Inc. ("JAWS Canada"), all of the outstanding shares of Offsite Data Services Ltd. The agreement also provides for the acquisition of all of the outstanding options and warrants of Offsite Data Services.

"This combined entity creates one of the world's most comprehensive information security services and products companies," said Robert Kubbernus, Chairman and CEO, JAWS Technologies Inc. JAWS U.S. and Offsite Data Services are each independently positioned with a strong presence and growing market share within their respective business areas. "We expect that this strategy will reward our customers, our employees and our shareholders."

The goal of the combined company will be to further enhance its position as an industry leader providing information security solutions for businesses, governments and organizations. "Extending our business model to the automated, internet enabled secure data storage allows JAWS' professionals to offer our customers a full suite of information security services, products and solutions," said Kubbernus.

Riaz Mamdani, Chief Financial Officer of JAWS Technologies Inc. stated that the offer of U.S. $0.60/share (CDN $0.88/share) or U.S. $9.9 million (CDN $14.8 million) will be paid by the delivery to Offsite shareholders of Exchangeable Shares of JAWS Canada which may be exchanged, at each shareholder's option, for shares of common stock of JAWS U.S. The deemed value of each share of JAWS U.S. will be U.S.$1.70. Thus, one Offsite share will be equal to 0.3524 JAWS U.S. common shares. The Exchangeable Shares will have the same voting rights, dividend entitlements and other attributes of the shares of common stock of JAWS U.S. On a fully diluted basis, Offsite has 16.8 million shares, options and warrants outstanding.

Holders of Offsite warrants will be offered warrants of JAWS Canada on substantially the same terms as the Offsite warrants except that the JAWS warrants will be exercisable into Exchangeable Shares.

The making of the offer by JAWS U.S. to acquire all of the outstanding shares, options and warrants of Offsite is subject to certain conditions being satisfied including, among other things, the release of certain shares of Offsite from escrow and the entering into of lock-up agreements by certain shareholders of Offsite.

"By creating this new convertible class of shares, Offsite's Canadian shareholders will be able to participate as a JAWS' shareholder and obtain tax deferred rollover treatment upon disposition of their Offsite common shares," said Mamdani. "As a U.S. company acquiring a Canadian company, we have created an advantageous tax situation by allowing Canadian shareholders to defer their capital gains."

Consummation of the transaction is conditional upon, among other things, the deposit of at least 90 per cent of the outstanding shares of Offsite under the offer and the receipt of all necessary regulatory and government approvals. The offer is expected to expire on or about December 21, 1999. Documents relating to the transaction are expected to be sent to shareholders on or before November 30, 1999. It is JAWS U.S.' intention to acquire all remaining shares of Offsite not deposited under the offer pursuant to a subsequent acquisition transaction as soon as practicable after the completion of the offer.

"We are particularly excited about becoming the secure on-line information division within the JAWS family," said Trent Johnsen, President, Offsite Data Services. "JAWS' national and growing international presence gives Offsite shareholders the opportunity to be part of a total information security company," said Johnsen. The agreement has been unanimously recommended by Offsite Data Service's Board of Directors.

On completion of the acquisition, Offsite Data Services will be marketed as 'JAWS Internet Data Vault Division'. "We expect that we will roll out a strategy whereby we would have targeted market data vaults which will tie-in to our information security solutions, such as 'JAWS Medical Vault', 'JAWS Law Vault', 'JAWS Financial Vault' and 'JAWS ASP Vault'," said Kubbernus.

About  Offsite  Data  Services:  "Forward  Thinking  in  Back-Up"

Offsite Data Services is a Calgary-based Internet data storage management company originally incorporated in 1995, and began trading on the Alberta Stock Exchange early in 1999. Offsite offers a comprehensive set of services and facilities that provides a simple, convenient and cost-effective solution for organizations requiring a reliable, secure method of backing-up, storing and retrieving their data. Offsite provides on-line data storage management using a proprietary system developed by HARBOR Systems Management and with EDS Systemhouse as a strategic partner. Customers include numerous oil and gas companies, legal firms, health care professionals, WestJet Airlines and the University of Calgary. For more information, visit the company's website at www.offsitedata.com.

About  JAWS  Technologies:  "Information  is  Power.  Protect  It."

JAWS Technologies has become a leader in the provision of information security technology products and consulting services. JAWS' is based in Calgary, Canada and has offices in Toronto, Canada and Pasadena, California, USA. Throughout the world JAWS U.S. has over twenty strategic partners, approximately 100 corporate clients, over 300 authorized re-sellers and has distributed approximately 550,000 copies of JAWS XMail. JAWS U.S. is a fully-reporting issuer traded on the NASD-OTC BB, under the symbol JAWZ. For more information, visit the company's website at www.jawstech.com or call 1-888-301-5297.
                                    ----------------

Forward-looking statements and comments in this press release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the companies to complete the transaction and enhance operating results, are necessarily subject to risks and uncertainties, some of which are significant in scope and nature. These risks may be further discussed in periodic reports and registration statements to be filed by the Company form time to time with the Securities and Exchange Commission in the future.